Exhibit 99.1

News from Xerox Holdings Corporation

Xerox Announces Pro Rata Warrant Distribution to

Enhance Shareholder Value and Accelerate Deleveraging

NORWALK, Conn., Jan. 28, 2026 — Xerox Holdings Corporation (NASDAQ: XRX) (“Xerox” or the “Company”) today announced that its Board of Directors has approved a pro-rata distribution of warrants to holders (collectively, the “Eligible Holders”) of Xerox’s common stock, par value $1.00 per share (the “Common Stock”), Series A Convertible Perpetual Voting Preferred Stock (the “Series A Preferred Stock”) and 3.75% Convertible Senior Notes due 2030 (the “Convertible Notes”), as part of the Company’s ongoing capital structure and balance sheet optimization initiatives.

Xerox is committed to strengthening its balance sheet, optimizing its capital structure, and creating long-term value for shareholders. The distribution provides shareholders with warrants issued in proportion to their existing ownership, creating an additional pathway for shareholders to further benefit from the Company’s Reinvention. This structure allows shareholders to choose how to participate, whether by exercising, holding, or transferring their warrants. Holders may exercise their warrants for shares of common stock using cash or, subject to the terms of the warrant agreement, by delivering certain Xerox debt instruments at face value. Exercise using eligible debt instruments reduces our outstanding leverage while preserving liquidity and financial flexibility, which further strengthens our balance sheet and supports our commitment to creating long-term value.

Transaction Overview

On or about February 11, 2026 (the “Distribution Date”), holders of record of the Common Stock as of February 9, 2026 (the “Record Date”) will receive one (1) warrant for every two (2) shares of Xerox common stock held, rounded down to the nearest whole warrant. Holders of record of the Series A Preferred Stock and the Convertible Notes will receive warrants based on the same ratio in the manner determined by the charter governing the Series A Preferred Stock and the indenture governing the 3.75% Convertible Notes, respectively.

•	Each warrant will entitle the holder to purchase one (1) share of Common Stock at an exercise price of $8.00 per share, subject to the terms and conditions of the warrant agreement.

•

The warrants will have an expiration date of two (2) years from the Distribution Date, unless the Early Expiration Price Condition (as defined below) is met, in which case the expiration will be accelerated.

•	The warrants will be distributed at no cost to Eligible Holders, and the Company intends to apply to list the warrants for trading, subject to applicable approvals.

The warrants will be subject to early expiration upon the volume-weighted average price of Xerox common stock equaling or exceeding 100% of the then-applicable warrant exercise price for 20 trading days within any 30 consecutive trading day period (such final day, the “Early Expiration Price Condition Date”), as further described in the warrant agreement (the “Early Expiration Price Condition”). If this condition is met, the warrants will expire at 5:00 p.m. New York City time on the Business Day immediately following the Early Expiration Price Condition Date or such other date as the Company may elect in accordance with the warrant agreement.

News from Xerox Holdings Corporation

Exercise Mechanics and Deleveraging Features

The warrants may be exercised:

•	For cash, at any time prior to expiration of the warrants, and

•	Using designated outstanding Xerox debt securities at any time prior to the earlier of the expiration of the warrants and the Bond Exercise Termination (as defined below).

For purposes of exercise using debt securities, a specified principal amount of designated Xerox debt securities will be deemed to satisfy the applicable warrant exercise price, as set forth in the warrant agreement.

The following Xerox debt securities are initially designated as eligible for exercise of the warrants:

•	5.500% Senior Unsecured Notes due 2028;

•	8.875% Senior Unsecured Notes due 2029;

•	3.750% Senior Unsecured Convertible Notes due 2030;

•	13.000% Step Up Senior Notes due 2030;

•	10.250% Senior Secured First Lien Notes due 2030;

•	13.500% Senior Secured Second Lien Notes due 2031;

•	4.800% Senior Unsecured Notes due 2035; and

•	6.750% Senior Unsecured Notes due 2039.

The right to exercise warrants using designated debt securities will terminate if the volume-weighted average price of Common Stock equals or exceeds 50% of the then-applicable warrant exercise price for 20 trading days within any 30 consecutive trading day period, as further described in the warrant agreement (the “Bond Exercise Termination”).

Additional Information

Additional details regarding the warrant distribution, including key dates, designated debt securities, and exercise procedures, will be provided in the warrant agreement and related investor materials available in the Warrant Q&A section of the Company’s website.

Transaction Advisors

B. Dyson Capital Advisors is serving as an Exclusive Financial and Warrant Structuring Advisor to Xerox. Kirkland & Ellis LLP is serving as legal counsel to Xerox.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

News from Xerox Holdings Corporation

The issuance of the warrants has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), as the distribution of a warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A shelf registration statement on Form S-3 (the “Form S-3”) relating to the warrants and the underlying common stock has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet been declared effective by the SEC. A prospectus describing the terms of the warrants and the underlying Common Stock will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Holders should read the prospectus carefully, including the Risk Factors section included and incorporated by reference therein. We also expect to file a Form 8-A registration statement.

This press release contains a general summary of the warrants. Please read the warrant agreement relating to the warrants when it becomes available as it will contain important information about the terms of the warrants.

Forward-Looking Statement

This press release contains statements which are not historical facts that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,”, “could,”, “can,” “should,” “targeting,” “projecting,” “driving,” “future,” “plan,” “predict,” “may” or words of similar meaning and include, but are not limited to, statements regarding the potential benefits of the warrant distribution. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. These forward-looking statements speak only as of the date of this document or as of the date to which they refer, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law. Factors that might cause such differences include, but are not limited to, those discussed in the Company’s Securities and Exchange Commission filings, including the Company’s reports on Forms 10-K and 10-Q. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

About Xerox Holdings Corporation (NASDAQ: XRX)

Xerox has been redefining the workplace experience for over a century. As a services-led, software-enabled company, we power today’s hybrid workplace through advanced print, digital, and AI-driven technologies. In 2025, Xerox acquired Lexmark—expanding our global footprint, strengthening service capabilities, and equipping us to deliver an even broader portfolio of workplace technologies to our clients. Today, we continue our legacy of innovation to deliver client-centric, digitally driven solutions that meet the needs of a global, distributed workforce. Whether in offices, classrooms, or hospitals, we help our clients thrive in a constantly evolving business landscape.

Media Contact:

Justin Capella, Xerox, +1-203-258-6535, Justin.Capella@xerox.com

Investor Contact:

Greg Stein, Xerox, +1-203-598-9080, Greg.Stein@xerox.com

Xerox® is a trademark of Xerox in the United States and/or other countries.